Exhibit 32.1

Section 1350 Certifications

In connection with the Quarterly Report on Form 10-Q (the “Report”) of Premier Exhibitions, Inc. (the “Company”) for the quarter ended November 30, 2008, Arnie Geller, the President, Chief Executive Officer and Chairman of the Company, and Harold Ingalls, the Vice President and Chief Financial Officer of the Company, each certifies, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 9, 2009	/s/ Arnie Geller
Arnie Geller
President, Chief Executive Officer and Chairman
(Principal Executive Officer)

Dated: January 9, 2009	/s/ Harold W. Ingalls
Harold W. Ingalls
Vice President and Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.